EXHIBIT 10.15
NINTH AMENDMENT TO THE
FLOWERS FOODS, INC. RETIREMENT PLAN NO. 1
As amended and restated effective as of March 26, 2001
     THIS AMENDMENT to the Flowers Foods, Inc. Retirement Plan No. 1, as amended and restated effective as of March 26, 2001 (the “Plan”), made this 7 day of November, 2005, by Flowers Foods, Inc. (hereinafter referred to as the “Company”).
W I T N E S S E T H :
     WHEREAS, following the assumption of the sponsorship of the Plan (which previously was sponsored by Flowers Industries, Inc.) the Company now sponsors and maintains the Plan of for the exclusive benefit of its employees and their beneficiaries, and pursuant to Section 10.02(a) thereof, the Company has the right to amend the Plan at any time; and
     WHEREAS, the Company wishes to amend the Plan at this time in order to provide for the cessation of the accrual of additional benefits under the Plan, and for other purposes;
     NOW, THEREFORE, the Plan is hereby amended as follows, effective as specified herein:

I.
     Section 1.02 of the Plan is amended by adding the following new subsection (d) at the end thereof, effective as of December 31, 2005:
     (d)      Cessation of Accruals. Notwithstanding any other provision of this Plan, effective as of December 31, 2005, no additional benefits shall accrue under the Plan, and the Accrued Benefit of any Participant shall be the amount determined under this Section 1.02 as of December 31, 2005, as if the Participant had ceased to be an Employee on that date.
II.
     Section 1.13 of the Plan is amended by adding a new subsection (g) as follows, effective as of December 31, 2005:
     (g)      Cessation of Accruals. Notwithstanding any other provision of this Plan, Compensation paid after December 31, 2005 shall not be taken into account in determining the Normal Retirement Benefit Amount under this Plan.
III.
     Section 1.33 of the Plan is amended by adding a new subsection (j) as follows, effective as of December 31, 2005:
     (j)      Notwithstanding any other provision of this Plan, effective as of December 31, 2005, for purposes of determining benefit accrual, no additional Hours of Service shall be credited to Participants with respect to periods of time after that date.

IV.
     Section 1.59 of the Plan is amended by adding the following paragraph (xii) to subsection (b), effective as of December 31, 2005:
     (xii)      Notwithstanding any other provision of this Plan, in determining a Participant’s Years of Benefit Service, a Participant shall not earn Years of Benefit Service based upon service or Hours of Service that are allocable to periods of time after December 31, 2005.
V.
     Section 3.01 of the Plan is amended by adding the following new sentence before the last sentence of subsection (a), effective as of December 31, 2005:
In addition, a Participant whose employment has not terminated as of December 31, 2005 shall be 100% vested in his Accrued Benefit as of that date.
VI.
     All other provisions of the Plan non inconsistent herewith are confirmed and ratified.
     IN WITNESS WHEREOF, this Ninth Amendment has been executed on the day and year first above written.

COMPANY FLOWERS FOODS, INC.
By:	/s/ Jimmy M. Woodward
Title: Senior Vice-President and Chief Financial Officer

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